Exhibit 10.4

TRADEMARK ASSIGNMENT AGREEMENT

This Trademark Assignment Agreement (“Agreement”) is entered into as of August 21, 2015 (“Effective Date”) b by and between Bradley Schoengood (“Assignor”) and Medical Lasers Manufacturer, Inc., a Nevada corporation (“Assignee”).

WHEREAS, the Assignor owns the entire right, title and interest in and to certain U.S. trademark registered with the United States Patent and Trademark Office as described in the attached Exhibit A (“Trademark”).

WHEREAS, Assignee desires to acquire all of Assignor’s right, title and interest in and to the Trademark together with all of the goodwill of the business symbolized thereby and Assignor desires to assign such right, title and interest in and to the Trademark to Assignee, upon the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by Assignor, the parties agree as follows:

1.           Assignor hereby conveys and assigned to Assignee and Assignee hereby accepts from Assignor, all of Assignor’s right, title and interest in and to the Trademark, together with the goodwill of the business symbolized by the Trademark.

2.           Assignor represents and warrants that:

(a)           Assignor owns the entire right, title and interest in and to the Trademark;

(b)           all registrations for the Trademark are currently valid and in full force and effect;

(c)           Assignor has not licensed the Trademark to any other person or entity or granted, expressly or impliedly, any rights with respect to the Trademark to any other person or entity;

(d)           there are no liens or security interests against the Trademark;

(e)           Assignor has all authority necessary to enter into this Agreement.

3.           At any time and from time to time after the Effective Date, Assignor will execute and deliver to Assignee, at Assignee’s request, such other instruments of sale, transfer, conveyance and assignment and take such other action, at Assignor’s expense, as Assignee may reasonably deem necessary and desirable in order to perfect or otherwise enable the transfer and assignment to Assignee and to confirm Assignee’s title to the Trademark and all federal and state trademark registrations thereof.

4.           Assignee shall cause to be delivered to Assignor 4,000 shares of the Series B Convertible Preferred Stock (“Preferred Stock”) of Medifirst Solutions, Inc, a Nevada corporation, which corporation is the Assignee’s parent company valued at $20,000. The Preferred Stock will be registered in book entry form only. Assignee or its parent company has the option to pay Assignor $20,000 in cash at any time prior to the exercise of Assignor’s conversion rights under the Preferred Stock, in which case Assignor agrees to surrender all right, title and interest in and to the Preferred Stock. Payment terms are 90 days from date of this agreement.

5.           After the Effective Date, Assignor will make no further use of the Trademark or any trademark confusingly similar thereto anywhere is the world and Assignor agrees not to challenge Assignee’s use or ownership or validity of the Trademark or this Agreement.

6.           This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns, if any.

7.           No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by parties hereto.

8.           This Agreement contains all of the understandings and agreements of the parties hereto with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

9.           This Agreement shall be construed in accordance with the laws of the State of New Jersey and any proceeding or actions arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Monmouth County, New Jersey.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

ASSIGNOR:

Bradley Schoengood

ASSIGNEE:

MEDICAL LASERS MANUFACTURER, INC.

By:
Bruce Schoengood, President/CEO

EXHIBIT A

Serial Number	Country	Title/Trademark	Registration Date
86267024	US	Time Machine Program	12/23/2014